JOINT FILING AGREEMENT


         Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Amendment No. 3 to Schedule 13D is filed on its behalf.


         Dated this 6th day of January, 1999



         /S/ JAMES E. MOORE
         ----------------------------------------
         James E. Moore, Individually




         JAMES E. MOORE REVOCABLE TRUST,
         U/D/T/ DATED JULY 28, 1994



         By: /S/ JAMES E.MOORE
            -------------------------------------
              James E. Moore, Trustee